Exhibit 10.1.3
AMENDMENT NO. 2
TO THE
ADVISORY AGREEMENT
This amendment no. 2 to the Advisory Agreement dated as of September 27, 2024, as amended on October 11, 2024 (the “Advisory Agreement”), between KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of December 20, 2024 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.
WHEREAS, the Advisor has agreed to defer a portion of its Asset Management Fees with respect to the Accenture Tower Property;
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor agree as follows:
1.Asset Management Fees. Notwithstanding anything contained in Section 8.03(i) of the Advisory Agreement to the contrary and subject to the further limitations set forth in the Advisory Agreement, payment of 10% of the Asset Management Fees otherwise due with respect to the Accenture Tower Property shall be deferred until KBSIII 500 West Madison, LLC (the “Borrower”) has paid in full its obligations under the Revolving and Term Loan Agreement dated as of November 2, 2020, as amended, modified, supplemented or restated from time to time (the “Loan Agreement”), by and among the Borrower, U.S. Bank National Association, a national banking association, as administrative agent, and each of the lenders from time to time party thereto; provided, however, that upon the occurrence and during the continuance of a Restricted Payment Event (as defined in the Loan Agreement), all Asset Management Fees with respect to the Accenture Tower Property will be deferred and during the Restricted Payment Event, such deferred Asset Management Fees may only be paid to the Advisor with the consent of the Required Lenders (as defined in the Loan Agreement).
2.Ratification; Effect on Advisory Agreement.
a.Ratification. The Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.
b.Effect on the Advisory Agreement. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.
Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.
KBS REAL ESTATE INVESTMENT TRUST III, INC.
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer
KBS CAPITAL ADVISORS LLC
By:    PBren Investments, L.P., a Manager
By:    PBren Investments, LLC, as general partner
By:    PBCS Management, LLC, a Manager
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager
By:    Schreiber Real Estate Investments, L.P., a Manager
By:    Schreiber Investments, LLC, as general partner
By:    PBCS Management, LLC, a Manager
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager